Exhibit (c)(ix)

 Project Kona  Updated valuation materials  January 1, 2026  DRAFT  All numbers and references herein are highly preliminary and subject to material refinement  Exhibit (c)(ix)

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Disclaimer  1. Section name  This presentation was prepared by Rothschild & Co US Inc. (“Rothschild & Co”) on a confidential basis for the benefit and internal use of the Special Committee (the “Special Committee”) of the Board of Directors of KORE Group Holdings, Inc. (the “Company” or “Kona”) in the context of the Special Committee’s consideration of the matters described herein.  In creating this presentation, Rothschild & Co has relied upon information that is publicly available or which was provided to Rothschild & Co by or on behalf of the Company’s management, including, without limitation, management operating and financial forecasts or projections. Such information involves numerous significant assumptions and subjective determinations that may or may not be correct. Rothschild & Co has not assumed any responsibility for independent verification of any of such information contained herein, including, but not limited to, any forecasts or projections set forth herein, and Rothschild & Co has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Rothschild & Co as to the accuracy or completeness of any such information or the achievability of any such forecasts or projections.  Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Rothschild & Co and financial, stock market and other conditions and circumstances existing and disclosed to Rothschild & Co as of the date hereof, all of which are subject to change. Rothschild & Co does not have any obligation to update, bring-down, review or reaffirm this presentation. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. Nothing contained in this presentation is, or shall be relied upon as, a promise or representation as to the past, present or future.  Nothing contained herein shall be deemed to be a recommendation from Rothschild & Co to any party, including without limitation, any security holder of the Company, to enter into any transaction or to take any course of action. By accepting these materials, the Special Committee acknowledges that Rothschild & Co is not in the business of providing (and the Special Committee is not relying on Rothschild & Co for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities.  Rothschild & Co is not acting in any capacity as a fiduciary or agent of the Special Committee, the Board of Directors of the Company, the Company or the Company’s security holders.  In the ordinary course of their asset management, merchant banking and other business activities, affiliates of Rothschild & Co may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own accounts or the accounts of their clients in equity, debt or other securities (or related derivative securities) or financial instruments of the Company or any of its affiliates or any other company that may be involved in any transaction.  This presentation is confidential and was not prepared with a view to public disclosure or filing thereof under state or federal securities laws or otherwise. This presentation may not be copied by,  or disclosed or made available to, any person without the prior written consent of Rothschild & Co.  This presentation was not prepared for use by readers not as familiar with the business and affairs of the Company as the Special Committee, and accordingly, Rothschild & Co does not take any responsibility for the accuracy or completeness of any material if used by persons other than the Special Committee.  Rothschild & Co shall not have any liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation.  2

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Implied valuation at various prices  $m, unless noted  Current  Unaffected  1st Samoa/Amelia  1 proposal 2  Ilustrative share price ($)  $4.17  $1.17  $5.00  $8.75  $9.00  $9.25  $9.50  $9.75  Implied premia to:  Current (December 30, 2025)  $4.17  -  (72%)  20%  110%  116%  122%  128%  134%  Unaffected  $1.17  256%  -  327%  648%  669%  691%  712%  733%  1-month VWAP  $4.30  (3%)  (73%)  16%  103%  109%  115%  121%  127%  3-month VWAP  $4.33  (4%)  (73%)  15%  102%  108%  113%  119%  125%  6-month VWAP  $4.09  2%  (71%)  22%  114%  120%  126%  132%  138%  52-week high  $4.88  (15%)  (76%)  2%  79%  84%  90%  95%  100%  52-week low  $1.66  151%  (30%)  201%  427%  442%  457%  472%  487%  (x) Fully diluted shares outstanding (m)3  19  19  19  19  19  19  19  19  Implied equity value (excl. Samoa warrants)  $80  $22  $96  $167  $172  $177  $182  $186  Memo: value of Samoa warrants  $10  $3  $12  $21  $22  $22  $23  $23  Memo: equity purchase price (excl. shares owned by  Amelia)  $59  $17  $71  $125  $128  $132  $136  $139  (+) Net debt4  $281  $281  $281  $281  $281  $281  $281  $281  (+) Returned capital to Samoa5  275  275  275  275  275  275  275  275  Implied enterprise value  $636  $579  $652  $724  $728  $733  $738  $743  Memo: implied EV premium  -  (9.0%)  2.5%  13.8%  14.5%  15.3%  16.0%  16.8%  Memo: mandatory redemption of backstop notes 6  $20  $20  $20  $20  $20  $20  $20  $20  Implied multiples:  EV / Adj. EBITDA  LTM (November 30, 2025)  $62  10.3x  9.4x  10.6x  11.8x  11.8x  11.9x  12.0x  12.1x  25E  $63  10.1x  9.2x  10.4x  11.5x  11.6x  11.7x  11.7x  11.8x  26E  $63  10.1x  9.2x  10.3x  11.5x  11.5x  11.6x  11.7x  11.8x  Kona’s valuation at various stock prices  Sources: Company filings, FactSet (as of December 30, 2025), Kona Management, LTP  Notes:  Unaffected date as of December 18, 2024, day prior to Samoa’s initial amended 13D filing  Samoa / Amelia proposal is a non-binding offer received November 3, 2025  FDSO includes 17.5m common shares and 1.6m RSUs as of November 30, 2025, per Kona Management  Net debt of $281m as of November 30, 2025  Inclusive of preferred equity redeemed at 1.8x minimum return inclusive of accumulated PIK interest and value of 2.4m warrants  Additional payment in the event of a change of control comprised of the remaining coupons to maturity and accrued interest on the $120m in backstop notes, as of December 31, 2025  3

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative discounted cash flow analysis  Projected cash flows1  Sources: Company filings, Kona Management, LTP  Notes:  Unlevered cash flow line items based on LTP  2029E revenue growth rate applied to terminal revenue and Adj. EBITDA margin held flat  Per Kona Management, other tax-deductible expenses include integration-related costs and other one-time items  40% of SBC is tax-deductible per Kona Management. SBC treated as cash expense  25% tax rate per LTP  Valuation date assumed as of December 31, 2025. FDSO includes 17.5m common shares, 1.6m RSUs and 2.4m warrants issued to Samoa as of November 30, 2025, preferred stock valued at liquidation value of 1.8x MOIC ($275m), senior secured note valued at principal balance ($182m), backstop notes valued at principal value ($120m), cash balance ($21m), all as of November 30, 2025, per Kona Management and company filings  Enterprise value ($m) at terminal multiple of6  PV of terminal value as % of EV at terminal multiple of6  Implied share price at terminal multiple of6  4  $m 2026E 2027E 2028E 2029E Terminal period2  Total revenue $295 $318 $344 $373 $405  % growth 1.9% 7.6% 8.3% 8.4% 8.4%  Adj. EBITDA $63 $74 $87 $100 $109  25.2% 26.9% 26.9%  - - -  % margin  (-) One-time items3  (-) Stock-based compensation (tax deductible) 4  (-) Tax D&A  21.4%  (2)  (2)  (35)  23.4%  (2)  (3)  (23)  (4)  (22)  (4)  (22)  (4)  (10)  EBIT  $25  $46  $60  $74  $94  (-) Tax at 25% rate5  (6)  (11)  (15)  (18)  (20)  NOPAT  $19  $35  $46  $56  $74  (+) Tax D&A  (-) Stock-based compensation (non-tax deductible)4  (-) CapEx  (+/-) Source / (use) of NWC  35  (3)  (9)  (0)  23  (5)  (9)  (2)  22  (6)  (10)  (2)  22  (6)  (10)  (2)  10  (6)  (10)  (2)  Unlevered FCF  $41  $41  $50  $59  $65  WACC  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  8.0x  8.5x  9.0x  9.5x  10.0x  13.0%  $682  $715  $748  $782  $815  78%  79%  80%  81%  82%  $6.56  $8.30  $10.05  $11.79  $13.54  14.0%  661  693  725  757  789  78%  79%  80%  81%  82%  5.46  7.14  8.83  10.51  12.19  15.0%  640  672  703  734  765  78%  79%  80%  80%  81%  4.40  6.03  7.65  9.28  10.91  16.0%  621  651  681  711  741  77%  78%  79%  80%  81%  3.39  4.96  6.53  8.10  9.67  17.0%  603  632  661  690  719  77%  78%  79%  80%  81%  2.42  3.94  5.45  6.97  8.49

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE

Selected public company analysis

	Share	%52w	Market	Enterprise	EV / Revenue		EV / Adj. EBITDA		Revenue growth		Adj. EBITDA margin	
$m, unless noted[1, 2]	price ($)	high	cap	value	2025E	2026E	2025E	2026E	2025E	2026E	2025E	2026E
Kona LTP[3]	$4.17	85.5%	$80	$636	2.2x	2.2x	10.1x	10.1x	1.4%	1.9%	21.7%	21.4%
Kona consensus	$4.17	85.5%	$80	$636	2.2x	2.1x	10.4x	8.9x	(0.9%)	7.7%	21.7%	23.4%
IoT Solutions												
Digi	$44.15	92.0%	$1,720	$1,858	4.2x	3.8x	16.4x	14.2x	4.1%	10.3%	25.5%	26.7%
Powerfleet[4]	5.35	61.4%	729	972	2.3x	2.1x	10.6x	8.2x	16.2%	11.7%	21.8%	25.2%
Ituran	42.40	93.3%	843	759	2.1x	2.0x	7.9x	7.0x	6.7%	8.0%	26.8%	27.9%
Mean					2.9x	2.6x	11.6x	9.8x	9.0%	10.0%	24.7%	26.6%
Median					2.3x	2.1x	10.6x	8.2x	6.7%	10.3%	25.5%	26.7%

Select public company analysis (as of July 25, 2025)

	Share	%52w	Market	Enterprise	EV / Revenue		EV / Adj. EBITDA		Revenue growth		Adj. EBITDA margin	
$m, unless noted[1, 2]	price ($)	high	cap	value	2025E	2026E	2025E	2026E	2025E	2026E	2025E	2026E
Kona LTP	$2.50	51.2%	$54	$523	1.8x	1.8x	8.4x	7.8x	1.4%	1.9%	21.6%	22.7%
Kona consensus	$2.50	51.2%	$54	$523	1.8x	1.7x	8.1x	7.2x	2.6%	6.7%	22.0%	23.3%
IoT Solutions												
Digi	$33.54	90.5%	$1,298	$1,343	3.1x	3.0x	12.8x	12.3x	1.0%	3.6%	24.5%	24.7%
Powerfleet[4]	4.57	52.5%	617	842	2.0x	1.8x	8.7x	6.6x	14.1%	11.7%	23.3%	27.8%
Ituran	40.70	89.6%	810	762	2.2x	2.1x	7.7x	7.3x	4.4%	5.7%	28.1%	28.2%
Mean					2.4x	2.3x	9.8x	8.7x	6.5%	7.0%	25.3%	26.9%
Median					2.2x	2.1x	8.7x	7.3x	4.4%	5.7%	24.5%	27.8%

Sources: Company filings, FactSet (as of December 30, 2025), Kona Management, LTP

Notes:

1. Metrics based on median consensus estimate
2. Digi and Powerfleet financials calendarized to Kona's fiscal year ending December 31
3. Preferred stock valued at liquidation value of 1.8x MOIC ($275m)
4. Powerfleet pro-forma financials include the acquisition of MiX Telematics in October 2023 and Fleet Complete in September 2024

5

PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Target  Acquiror  EV ($m)3  $200  $52  $126  $1,246  $375  $1,134  $86  $137  $1,034  Date  Sep-24  Sep-24  Oct-23  Aug-22  May-21  Apr-21  Apr-19  Mar-19  Jan-19  7.8x  2.1x  17.7x  8.0x  18.7x  6.8x  3.9x  40.9x  9.2x  22.9x  16.2x  10.0x  12.7x  Selected precedent transactions  Sources: Company filings, press releases  Notes:  Calculated using reported synergies where available  Acquisition completed under the name I.D. Systems (rebranded as Powerfleet on October 3, 2019)  3. Shown in US$m, converted at announcement date  EV / LTM Adj. EBITDA multiples of select IoT Solutions sector transactions since 2019  (Telematics)  2  Value of synergies  15.7x  12.7x  8.9x  7.9x  Gross mean: 15.7x Gross median: 12.7x  Synergized mean: 8.91 Synergized median: 7.9x1  6

 PRELIMINARY, ILLUSTRATIVE DRAFT – FOR REFERENCE ONLY AND SUBJECT TO MATERIAL CHANGE  Illustrative Samoa perspective assessment1  Illustrative close date of December 31, 2025 and exit date of December 31, 2028  Sources: LTP, company filings, R&Co financing extrapolations  Notes:  Assumes 3-year investment post take-private transaction  Delisting triggers mandatory redemption of the $120m backstop notes, including ~$20m in accrued and remaining coupons through maturity  Assumes acquisition by Samoa and Amelia with rollover of portable  instruments2 including existing Amelia equity  Overview  Implied IRR on initial investment and new equity  Implied MoM on initial investment and new equity  Represents return on new Samoa equity and initial preferred equity investment of  $153m in November 2023  Represents return on new Samoa equity and initial preferred equity investment of  $153m in November 2023  For returns math, rolled into transaction as equity; based on liquidation preference as of December 31, 2025; reflects minimum 1.8x return, inclusive of accrued PIK interest and 2.4m warrants  10% of pro forma equity allocated to illustrative Management Incentive Plan in place of existing stock-based compensation  Transaction fees include illustrative estimated M&A fees and financing fee on new debt  7  Exit  Implied IRR at entry share price of  multiple  $8.75  $9.00  $9.25  $9.50  $9.75  8.0x  13%  13%  12%  12%  12%  9.0x  17%  17%  16%  16%  16%  10.0x  21%  20%  20%  20%  19%  11.0x  24%  24%  23%  23%  23%  12.0x  27%  27%  26%  26%  26%  Exit  Implied MoM at entry share price of  multiple  $8.75  $9.00  $9.25  $9.50  $9.75  8.0x  1.7x  1.6x  1.6x  1.6x  1.6x  9.0x  1.9x  1.9x  1.9x  1.8x  1.8x  10.0x  2.2x  2.2x  2.1x  2.1x  2.1x  11.0x  2.5x  2.4x  2.4x  2.4x  2.3x  12.0x  2.7x  2.7x  2.6x  2.6x  2.6x  Sources  $m  % of total  Refinanced debt  $302  38%  Existing cash on balance sheet  21  3%  Rollover of Samoa preferred to equity3  275  35%  Rollover of Amelia equity  42  5%  New equity4  156  20%  Total sources  $796  100%  Uses  $m  % of total  Equity purchase price ($8.75 / share)  $125  16%  Refinancing of term loan  182  23%  Mandatory redemption of backstop notes  140  18%  Rollover of Samoa preferred3  275  35%  Rollover of Amelia equity  42  5%  Transaction & financing fees5  12  2%  Cash to balance sheet  20  3%  Total uses  $796  100%  IRR < 15%  IRR 15%-20%  IRR > 20%  MoM < 1.8x  MoM 1.8x-2.0x MoM > 2.0x